Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Second Quarter Operating Income

Increases 63% on a 13% Gain in Revenue

Van Nuys, CA – February 10, 2023 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2023.

Fiscal 2023 Second Quarter Results

For the three months ended December 31, 2022, revenue increased 13% to $12,390,000, compared to $10,922,000 for the same quarter last year, driven by a 43% increase in revenue in the Company’s manufacturing segment.

Reflecting the growth in revenue and an increase in gross margin for the second quarter to 27% of revenue compared to 26% of revenue for the second quarter of fiscal 2022, operating income surged 63% to $1,069,000 compared to $656,000 last year.

Net income for the second quarter of fiscal 2023 was $507,000, or $0.12 per diluted share, compared to net income of $855,000, or $0.20 per diluted share, for the second quarter of fiscal 2022. Net income for this year’s second quarter was affected by a non-cash currency exchange loss of $349,000 associated with a weakening of the US dollar against the Singapore dollar during the quarter. This compares to an exchange loss of $38,000 for the second quarter of fiscal 2022.

Shareholders' equity at December 31, 2022 increased to $29,973,000, or $7.35 per outstanding share, compared to $28,002,000, or $6.88 per outstanding share, at June 30, 2022. There were approximately 4,076,680 and 4,071,680 shares of common stock outstanding at December 31, 2022 and June 30, 2022, respectively.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, “We are pleased by growth in revenue and operating income that we delivered for the first half of the new fiscal year. Looking ahead, despite the potential impact of semiconductor industry capacity adjustments on our business in the second half, we remain optimistic that we will achieve our goals for long-term growth and profitability as we remain focused on improving operating efficiency, controlling expenses, and working closely with current and prospective customers to expand our business opportunities.”

Fiscal 2022 First Half Results

For the first six months of fiscal 2023, revenue increased 15% to $24,329,000 compared to $21,093,000 for the same period last year.

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16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Second Quarter Results

February 10, 2023

Page Two

Gross margin for the first six months of fiscal 2023 increased 15% to $6,957,000 compared to $6,069,000 for the same period last year and represented approximately 29% of revenue for both periods.

Income from operations increased 31% to $2,136,000, or 9% of revenue, compared to $1,626,000, or 8% of revenue, for the same period last year.

Net income for the first half of fiscal 2023 was $1,389,000, or $0.33 per diluted share, compared to $1,772,000, or $0.43 per diluted share, for the same period last year. Net income for this year’s first half reflected a non-cash currency exchange loss of $279,000 versus an exchange loss of $4,000 for the first six months of fiscal 2022.

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarters in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; on-going public health issues related to the COVID-19 pandemic; geopolitical conflicts, including the current war in Ukraine; political and trade tension between U.S and China, other economic, financial and regulatory factors beyond the Company's control and, uncertainties relating to our ability to operate our business in China; uncertainties regarding the enforcement of laws and the fact that rules and regulation in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operation at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2022	2021	2022	2021
Manufacturing	$5,044	$3,528	$8,629	$7,090
Testing services	5,648	4,966	12,012	9,566
Distribution	1,694	2,420	3,676	4,418
Real estate	4	8	12	19
	12,390	10,922	24,329	21,093
Cost of Sales
Cost of manufactured products sold	3,849	2,874	6,374	5,308
Cost of testing services rendered	3,747	3,089	7,873	5,972
Cost of distribution	1,441	2,050	3,089	3,706
Cost of real estate	18	19	36	38
	9,055	8,032	17,372	15,024

Gross Margin	3,335	2,890	6,957	6,069

Operating Expenses:
General and administrative	1,919	1,947	4,224	3,927
Selling	193	156	366	303
Research and development	151	131	224	213
Gain on disposal of property, plant and equipment	3	--	7	--
Total operating expenses	2,266	2,234	4,821	4,443

Income from Operations	1,069	656	2,136	1,626

Other Income (Expenses)
Interest expenses	(10)	(28)	(54)	(56)
Other income, net	(243)	381	(64)	542

Total other income	(253)	353	(118)	486

Income from Continuing Operations before Income Taxes	816	1,009	2,018	2,112
Income Tax Expenses	(241)	(153)	(466)	(333)

Income from Continuing Operations before Non-controlling Interest, Net of Tax	575	856	1,552	1,779
(Loss) Income from Discontinued Operations, Net of Tax	(10)	--	(9)	5

NET INCOME	565	856	1,543	1,784

Less: Income Attributable to Non-controlling Interest	58	1	154	12
Net Income Attributable to Trio-Tech International	507	855	1,389	1,772
Net Income Attributable to Trio-Tech International:
Income from Continuing Operations, Net of Tax	512	856	1,394	1,770
(Loss) Income from Discontinued Operations, Net of Tax	(5)	(1)	(5)	2
Net Income attributable to Trio-Tech International	$507	$855	$1,389	$1,772
Basic Earnings per Share	$0.12	$0.22	$0.34	$0.46
Diluted Earnings per share	$0.12	$0.20	$0.33	$0.43

Weighted Average Shares Outstanding - Basic	4,074	3,923	4,074	3,923
Weighted Average Shares Outstanding - Diluted	4,162	4,242	4,160	4,129

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Comprehensive Income Attributable to Trio-Tech International Common Shareholders:

Net income	$565	$856	$1,543	$1,784

Foreign Currency Translation, Net of Tax	1,568	251	355	(38)

Comprehensive Income	2,133	1,107	1,898	1,746

Less: Comprehensive income (loss) Attributable To Non-controlling Interest	133	2	212	6

Comprehensive Income Attributable to Trio-Tech International Common Shareholders	2,000	$1,105	1,686	$1,740

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	June 30,
	2022	2022
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,379	$7,698
Short-term deposits	4,995	5,420
Trade account receivables, net	13,332	11,592
Other receivables	728	998
Inventories, net	3,219	2,258
Prepaid expenses and other current assets	610	1,215
Financed sales receivable	21	21
Restricted term deposit	747	--
Total current assets	30,031	29,202
Deferred tax assets	93	169
Investment properties, net	533	585
Property, plant and equipment, net	11,070	8,481
Operating lease right-of-use assets	2,580	3,152
Other assets	141	137
Financed sales receivable	6	17
Restricted term deposits	1,742	1,678
Total non-current assets	16,165	14,219
TOTAL ASSETS	$46,196	$43,421

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	--	$929
Accounts payable	3,067	2,401
Accrued expense	6,807	6,004
Income taxes payable	461	787
Current portion of bank loans payable	511	472
Current portion of finance leases	101	118
Current portion of operating leases	1,140	1,218
Total current liabilities	12,087	11,929
Bank loans payable, net of current portion	1,185	1,272
Finance leases, net of current portion	69	119
Operating leases, net of current portion	1,440	1,934
Income taxes payable	255	137
Deferred tax liabilities	15	--
Other non-current liabilities	1,172	28
Total non-current liabilities	4,136	3,490
TOTAL LIABILITIES	16,223	15,419

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,076,680 and 4,071,680 shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively	12,769	12,750
Paid-in capital	4,762	4,708
Accumulated retained earnings	10,608	9,219
Accumulated other comprehensive gain-translation adjustments	1,494	1,197
Total Trio-Tech International shareholders' equity	29,633	27,874
Non-controlling interest	340	128
TOTAL EQUITY	29,973	28,002
TOTAL LIABILITIES AND EQUITY	$46,196	$43,421